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                                                                 EXHIBIT m(3)(c)

                                AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
                                       OF
                           SHORT-TERM INVESTMENTS CO.

     The Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 (the "Plan"), of Short-Term Investments Co. (the "Company"), a Maryland corporation, with respect to its Liquid Assets Portfolio and its Prime Portfolio, is hereby amended as follows:

     Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 APPENDIX A TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION PLAN OF
                           SHORT-TERM INVESTMENTS CO.

                               (DISTRIBUTION FEE)

     The Company shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each class as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each class to the average daily nets assets of the class for the plan year, computed in a manner used for the determination of the offering price of shares of the class.

        LIQUID ASSETS PORTFOLIO                   ANNUAL RATE
        -----------------------                   -----------
        Cash Management Class                         0.10%
        Resource Class                                0.20%
        Private Investment Class                      0.50%
        Personal Investment Class                     0.75%
        Reserve Class                                 1.00%
        Sweep Class                                   0.25%

        PRIME PORTFOLIO                           ANNUAL RATE
        ---------------                           -----------
        Cash Management Class                         0.10%
        Resource Class                                0.20%
        Private Investment Class                      0.50%
        Personal Investment Class                     0.75%
        Reserve Class                                 1.00%
        Sweep Class                                   0.25%

_____________________

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable class. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

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     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:__________________, 2001

                                         SHORT-TERM INVESTMENTS CO.

Attest:______________________            By:___________________________
Name:                                    Name:
Title:                                   Title:


(SEAL)

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